UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2022

ATLANTIC AVENUE ACQUISITION CORP
(Exact name of registrant as specified in its charter)

Delaware	001-39582	85-2200249
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

2200 Atlantic Street, Suite 501
Stamford, Connecticut 06902
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (203) 989-9709

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Warrant	ASAQ.U	The New York Stock Exchange
Class A common stock, par value $0.0001	ASAQ	The New York Stock Exchange
Warrants, each whole Warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	ASAQ WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On September 28, 2022, Atlantic Avenue Acquisition Corp, a Delaware corporation (the “Company”), issued a press release announcing that it intends to adjourn, without conducting any business, the special meeting of its stockholders to be held with respect to the extension of the time the Company has to consummate an initial business combination (the “Extension Meeting”), which is scheduled to occur at 10:00 a.m., Eastern time, on September 29, 2022, and reconvene at 10:00 a.m., Eastern time, on October 4. The Extension Meeting will still be held virtually at https://www.cstproxy.com/asaqspac/2022.

In connection with the adjournment of the Extension Meeting, the Company is extending the deadline for holders of its Class A common stock to exercise their right to redeem their shares for their pro rata portion of the funds available in the Company’s trust account, or to withdraw any previously delivered demand for redemption, to 5:00 p.m., Eastern time, on September 30, 2022 (two business days before the Extension Meeting).

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”).

Forward-Looking Statements

Certain statements made in this Current Report are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this Current Report, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the risk that approval of the Company’s stockholders for the extension is not obtained; the inability of the Company to enter into a definitive agreement with respect to an initial business combination within the time provided in the Company’s amended and restated certificate of incorporation; the level of redemptions made by the Company’s stockholders in connection with the Extension and its impact on the amount of funds available in the Company’s trust account to complete an initial business combination; and those factors discussed in the Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on April 7, 2022, under the heading “Risk Factors,” and other documents of the Company filed, or to be filed, with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibits

99.1	Press Release, dated September 28, 2022.

104	Cover Page Interactive Data File - Embedded within the inline XBRL document.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC AVENUE ACQUISITION CORP

By:	/s/ Barry Best
Name:	Barry Best
Title:	Chief Financial Officer

Date: September 29, 2022

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